UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2016

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 22, 2016, OncoSec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers (the “Offering”) an aggregate of 665,049 shares of the Company’s Common Stock (collectively, the “Shares”), pre-funded Series B warrants to purchase an aggregate of 4,844,593 shares of Common Stock (the “Series B Warrants” and the shares issuable upon exercise of the Series B Warrants, the “Series B Warrant Shares”) and Series A warrants to purchase an aggregate of 5,509,642 shares of the Company’s Common Stock (collectively, the “Series A Warrants” and the shares issuable upon exercise of the Series A Warrants, collectively, the “Series A Warrant Shares”).

The aggregate gross proceeds of the offering are expected to be approximately $10 million (excluding proceeds receivable upon the exercise of the Series A Warrants and Series B Warrants). Additionally net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $9.1 million. The Company expects that the Offering will close on or about May 26, 2016, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes, including clinical trial expenses and research and development expenses.

Pursuant to the terms of the Securities Purchase Agreement, each share of Common Stock in the Offering will be accompanied by a Series A Warrant to purchase one share of Common Stock. Each share of Common Stock and accompanying Series A Warrant will be sold together at a negotiated price of $1.815. Each Series B Warrant to purchase one share of Common Stock will be accompanied by a Series A Warrant to purchase one share of Common Stock. Each Series B Warrant and accompanying Series A Warrant will be sold together at a negotiated price of $1.805. The Series B Warrants are being issued to prevent the beneficial ownership of a Purchaser (together with its affiliates and certain related parties) of our Common Stock from exceeding 4.99%. The Series B Warrants have an exercise price of $0.01 per share, are exercisable immediately upon issuance and expire upon their exercise in full. The Series A Warrants have an exercise price of $1.69 per share, are exercisable upon issuance and have a term of exercise equal to nine years from the date of issuance of the Series A Warrants.

The Securities Purchase Agreement also contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 150 days after the closing of the Offering, subject to certain exclusions, and a prohibition on the Company conducting certain variable rate transactions or issuing any Common Stock or Common Stock equivalents in an “at the market” offering for a period of one year from the closing of the Offering.

The issuance and sale of the Shares, Series A Warrants, the Series A Warrant Shares, the Series B Warrants, and the Series B Warrant Shares (collectively, the “Securities”) is registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-195387), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2014, as supplemented by a prospectus supplement dated May 24, 2016 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act (the “Registration Statement”). The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov or by request by emailing H.C. Wainwright & Co., LLC (“Wainwright”) at placements@hcwco.com. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful. The Securities Purchase Agreement has been included to provide investors with information regarding its terms, but it is not intended to provide other factual information about the Company. The Securities Purchase Agreement contains representations and warranties that the Company has made to the Purchasers. Investors should not rely on the representations and warranties made by the Company in the Securities Purchase Agreement as characterizations of the actual state of facts at the time they were made or otherwise.

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Placement Agent Agreement; Placement Agent Warrants

Pursuant to a Placement Agent Agreement (the “Placement Agent Agreement”), dated May 22, 2016, by and between the Company and Wainwright, Wainwright agreed to act as the Company’s placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay an aggregate cash fee to Wainwright for placement agent and financial advisory services equal to 5.0% of the gross proceeds of the Offering (excluding any proceeds from the exercise of the Series A Warrants and the Series B Warrants) (the “Placement Agent Fee”), and certain other expense reimbursements. In addition, the Company agreed to issue warrants to purchase an aggregate of up to 5.0% of the aggregate number of shares of Common Stock sold in the Offering to the placement agent or its designees, including all of the shares issuable upon exercise of the Series B Warrants, assuming such warrants were immediately exercised in full, and excluding any shares of Common Stock issuable upon exercise of the Series A Warrants (the “Placement Agent Warrants”). The Placement Agent Warrants shall have substantially the same terms as the Series A Warrants to be issued to the Purchaser in the Offering, except that the Placement Agent Warrants shall have an exercise price equal to $2.26875 per share, have expiration date will be May 24, 2021, the Placement Agent Warrants do not have anti-dilution protections and the Placement Agent Warrants are not transferable for 180 days from the date of the closing of the Offering, other than as permitted by FINRA. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Placement Agent Agreement; Placement Agent Warrants” is hereby incorporated by reference into this Item 3.02 in its entirety. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Form of Series A Common Stock Warrant.

4.2	Form of Pre-Funded Series B Common Stock Warrant

5.1	Opinion of McDonald Carano Wilson LLP

5.2	Opinion of Morrison & Foerster LLP

10.1	Securities Purchase Agreement, dated as of May 22, 2016, by and among the Company and the Purchasers

10.2	Placement Agency Agreement, dated as of May 22, 2016, by and between the Company and H.C. Wainwright & Co., LLC

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.2)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: May 24, 2016	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	President & Chief Executive Officer

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Exhibit Index

Exhibit	Description

4.1	Form of Series A Common Stock Warrant.

4.2	Form of Pre-Funded Series B Common Stock Warrant

5.1	Opinion of McDonald Carano Wilson LLP

5.2	Opinion of Morrison & Foerster LLP

10.1	Securities Purchase Agreement, dated as of May 22, 2016, by and among the Company and the Purchasers

10.2	Placement Agency Agreement, dated as of May 22, 2016, by and between the Company and H.C. Wainwright & Co., LLC

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.2)

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